                                  CONFIRMATION

Date:                         December 14, 2006

To:                           CEF Equipment Holding, L.L.C. ("Party B")

Attention:                    Senior Vice President - Corporate Treasury &
                              Global Funding Operations

From:                         General Electric Capital
                              Services, Inc. ("Party A")

Transaction Reference Number: 42059

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between us on the Trade Date referred to below.
This letter constitutes a "Confirmation" as referred to in the Master Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swap and Derivatives Association, Inc., as such definitions are modified and amended by the Schedule to the Master Agreement)
(the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms a part of, and is subject to, the 2002 ISDA
Master Agreement dated as of December 14, 2006, as amended or supplemented from time to time (the "Master Agreement") between you and us. All provisions contained in the Master Agreement shall govern this Confirmation except as expressly modified below.

The capitalized terms used herein and not otherwise defined herein, in the
Master Agreement or in the Definitions shall have the meanings assigned to them in the Indenture, dated as of December 14, 2006, between GE Equipment Midticket
LLC, Series 2006-1 and The Bank of New York, as Indenture Trustee (the
"Indenture") and the Servicing Agreement, dated as of December 14, 2006, between
GE Equipment Midticket LLC, Series 2006-1 and General Electric Capital
Corporation, as Servicer (the "Servicing Agreement"), each as amended or supplemented from time to time.

The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:             Fixed/Floating Interest Rate Swap

Notional Amount:                 With respect to any Calculation Period, the
                                 product of (i) the sum of the aggregate Loan
                                 Value of Loans that bear interest at a fixed
                                 rate (excluding Hybrid Loans and the
                                 outstanding Note Balance of the Class A-1 and
                                 Class A-2 Notes immediately prior to such
                                 Calculation Period) (collectively, the "Fixed
                                 Rate Loans") as of the beginning of the
                                 calendar month in which the Calculation Period
                                 commenced; and (ii) the lesser of (x) the
                                 quotient of (a) the

                                 Outstanding Principal Balance of the Notes
                                 immediately after the Payment Date on which
                                 such Calculation Period commences; divided by
                                 (b) the Pool Balance as of the beginning of the
                                 calendar month in which the Calculation Period
                                 commenced and (y) 1.0. The Notional Amount for
                                 the first Calculation Period is USD
                                 530,663,583.05.

Trade Date:                      December 5, 2006

Effective Date:                  December 14, 2006

Termination Date:                The earlier of (i) the Payment Date occurring
                                 in September 2017; (ii) the Payment Date on
                                 which the aggregate outstanding Loan Values of
                                 the Fixed Rate Loans is zero; and (iii) the
                                 Payment Date on which the Outstanding Principal
                                 Balance of the Notes is reduced to zero.

Payment Date:                    One Business Day prior to the last day of each
                                 Calculation Period.

Calculation Period:              Initially, the period from and including the
                                 Effective Date to but excluding, January 16,
                                 2007, and for each period thereafter, from and
                                 including the fifteenth day of each calendar
                                 month to and excluding the fifteenth day of the
                                 next calendar month.

Business Day Convention:         Following

Business Day:                    New York

Fixed Rate Amounts:

   Fixed Rate Payer:             Party B

   Fixed Rate Payer
   Payment Date:                 Each Payment Date

   Fixed Rate Payer
   Period End Dates:             Last day of each Calculation Period, with No
                                 Adjustment to Period End Date.

   Fixed Rate:                   5.100% per annum

   Fixed Rate Day
   Count Fraction:               30/360

LIBOR Floating Rate Amounts:

                                                Fixed/Floating Rate Confirmation

   LIBOR Floating Rate Payer:    Party A

   LIBOR Floating Rate Payer
   Payment Dates:                Each Payment Date

   LIBOR Floating Rate Payer
   Period End Dates:             The last day of each Calculation Period,
                                 subject to adjustment in accordance with the
                                 Following Business Date Convention.

   Reset Date:                   The first day of each Interest Accrual Period,
                                 subject to adjustment in accordance with the
                                 Following Business Date Convention.

   LIBOR Floating Rate:          USD-LIBOR-BBA

   Designated Maturity:          One month

   Cap Rate:                     N/A

   LIBOR Floating Rate Day
   Count Fraction:               Actual/360

   Compounding:                  N/A

   Business Days:                New York

Calculation Agent:               Party A

Account Details

          Payments to Party A: To be provided in written instructions.

          Payments to Party B: To be provided in written instructions.

                            [Signature Page Follows].

                                                Fixed/Floating Rate Confirmation

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                        GENERAL ELECTRIC CAPITAL SERVICES, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                Fixed/Floating Rate Confirmation

Accepted and confirmed as of the date first above written:

CEF EQUIPMENT HOLDING, L.L.C.,

By
   -------------------------------------
   Name:
   Title:

                                                Fixed/Floating Rate Confirmation